UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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INNOVA HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Innova Holdings, Inc.

NOTICE OF SPECIAL MEETING

and

PROXY STATEMENT

2006

INNOVA HOLDINGS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held September 15, 2006

TO THE STOCKHOLDERS OF INNOVA HOLDINGS, INC.:

You are cordially invited to the 2006 Special Meeting of Stockholders of Innova Holdings, Inc., which will be held at *, on Friday, September 15, 2006 beginning at 10:00 a.m., local time. The Special Meeting will be held for the following purposes:

1.	To elect 5 members to our Board of Directors, each to hold office for the terms as set forth in herein, and until his successor is elected and qualified (Proposal 1);

2.
To authorize our Board of Directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock at a ratio of either one-for-eight or one-for-ten, as determined at the discretion of the board of directors to be in the best interests of the Company without further approval from our stockholders (the "Reverse Stock Split") (Proposal 2);

3.	To adopt our 2005 Stock Option Plan (Proposal 3); and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals. The Company intends to mail the Annual Report, Proxy Statement and Proxy enclosed with this notice on or about *, 2006, to all stockholders entitled to vote at the Special Meeting. If you were a stockholder of record of our common stock on July 20, 2006, the record date for the Special Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Stockholders are cordially invited to attend the Special Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Special Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

WALTER K. WEISEL

Chairman of the Board of Directors

Fort Myers, Florida
July *, 2006

Stockholders unable to attend the special meeting in person are requested to date and sign the enclosed proxy card as promptly as possible. A stamped envelope is enclosed for your convenience. If a stockholder receives more than one proxy card because he or she owns shares registered in different names or addresses, each proxy card should be completed and returned.

INNOVA HOLDINGS, INC.
17105 San Carlos Boulevard, Suite A6151
Fort Myers, Florida 33931
(239) 466-0488

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
September 15, 2006

INTRODUCTION

This Proxy Statement is furnished to the stockholders by the Board of Directors of Innova Holdings, Inc., for solicitation of proxies for use at the 2006 Special Meeting of Stockholders to be held at *, on Friday, September 15, 2006 beginning at 10:00 a.m., local time, and at any and all adjournments of the meeting.

The purpose of the Special Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, our Board of Directors knows of no other business which will be presented for consideration at the Special Meeting. A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to our Corporate Secretary a written notice of revocation prior to the Special Meeting, or by appearing at the meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Special Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director and "FOR" each other matter set forth in this Proxy Statement. If any other business properly comes before the meeting, votes will be cast in accordance with the proxies in respect of any such other business in accordance with the judgment of the persons acting under the proxies.

It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about *, 2006.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Only stockholders of record at the close of business on the record date of July 20, 2006 are entitled to notice of and to vote at the Special Meeting. At that date there were * outstanding shares of our common stock, par value $.001 per share, 492,000 outstanding shares of our preferred stock, par value $.001 per share, our only outstanding voting securities. At the Special Meeting, each share of common stock will be entitled to one vote.

The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In all matters, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, while broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

QUESTIONS AND ANSWERS ABOUT

ABOUT THE MEETING AND VOTING

1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Walter K. Weisel, our Chief Executive Officer, and Sheri Aws, our Corporate Secretary, have been designated as proxies for the 2006 Special Meeting of Stockholders.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2006 Special Meeting of Stockholders is July 20, 2006. The record date is established by our Board of Directors as required by Delaware law and our By-laws. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 13 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK OR PREFERRED STOCK?

(a)	In Writing:

All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

(b)	In Person:

All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)	giving written notice to our Corporate Secretary;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the meeting.

6.	ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will hold the votes of each stockholder in confidence from directors, officers and employees except:

(a)	as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

(b)	in case of a contested proxy solicitation;

(c)	if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

(d)	to allow the independent inspectors of election to certify the results of the vote.

7.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve for the terms as set forth herein, stockholders may:

(a)	vote in favor of all nominees;

(b)	vote to withhold votes as to all nominees; or

(c)	withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast.

Our Board recommends a vote "FOR" all of the nominees.

8.
WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK AT A RATIO OF EITHER ONE-FOR-EIGHT OR ONE-FOR-TEN, AS DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY WITHOUT FURTHER APPROVAL FROM OUR STOCKHOLDERS, AND WHAT VOTE IS NEEDED TO APPROVE?

When voting on the amendment to our Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our Common Stock at a ratio of either one-for-eight or one-for-ten, as determined at the discretion of the board of directors to be in the best interests of the Company without further approval from our stockholders, stockholders may:

(d)	vote in favor of the amendment;

(e)	vote against the amendment; or

(f)	abstain from voting on the amendment.

The amendment will be approved if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" the amendment.

9.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE 2005 STOCK OPTION PLAN, AND WHAT VOTE IS NEEDED TO APPROVE?

When voting on the approval of the 2005 Stock Option Plan, stockholders may:

(a)	vote in favor of the Plan;

(b)	vote against the Plan; or

(c)	abstain from voting on the Plan.

The Plan will be approved if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" the Plan.

10.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the amendment to our Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our Common Stock at a ratio of either one-for-eight or one-for-ten, as determined at the discretion of the board of directors to be in the best interests of the Company without further approval from our stockholders, and FOR the approval of our 2005 Stock Option Plan.

11.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on July 20, 2006. Each share of our common stock is entitled to one vote. As of July 7, 2006, we had 742,390,722 shares of common stock outstanding.

12.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, NY 10004, or you can reach Corporate Stock Transfer at (212) 509-4000.

13.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers' unvoted shares on "routine" matters. Generally, a broker may not vote a customer's unvoted shares on non-routine matters without instructions from the customer and must instead submit a "broker non-vote." A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

14.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Broker non-votes will not be included in vote totals and will not affect the outcome of the vote. In matters other than the elections of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders.

15.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, a majority of our outstanding voting shares as of July 20, 2006 must be present at the meeting. On this date, a total of * shares of our common stock were outstanding and entitled to vote. Shares representing a majority, or * votes, must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:

(d)	Is present and votes in person at the meeting, or

(e)	Has properly submitted a proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of our common stock beneficially owned as of July 7, 2006 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Innova Holdings, Inc., 17105 San Carlos Boulevard, Suite A6151, Fort Myers, Florida 33931.

Walter K. Weisel	61,229,427	8.13%

Martin Nielson (1)	36,751,700	4.91%

Gary McNear (2)	21,902,117	2.92%

Craig Conklin (3)	23,223,617	3.10%

Eugene V. Gartlan (4)	46,364,792	6.07%

Jerry E. Horne	74,329,227	10.01%

Richard K. and Johanna Wynns	48,496,996	6.32%

Sheri Aws	5,420,690	*

Directors and Officers as a Group	194,982,344	24.40%

_______________
*Less than one percent.

(1). On April 29, 2003, the Gary F. McNear Revocable Trust ("Gary Trust"), the Susan M. McNear Revocable Trust ("Susan Trust"), the Craig M. Conklin Revocable Trust ("Craig Trust") and the Margaret L. Conklin Revocable Trust ("Margaret Trust") (collectively the "Trusts") entered into a Stock Option and Irrevocable Proxy Agreement with Altos. Gary McNear was the Chief Financial Officer, Vice President, Secretary and Director of The Company; he currently is a director of the Company. Susan McNear is his wife. Craig M. Conklin was the Chief Operating Officer, Vice President and a Director of the Company; he currently is a director of the Company. Margaret Conklin is his wife. The Trusts own an aggregate of 15,838,444 shares of the Company's Common Stock. The Trusts granted to Altos an option to acquire 10,000,000 of their shares of Common Stock for $.01 per share for a period of three years. The Trusts also granted to Altos an irrevocable proxy to vote their shares. The irrevocable proxy is for a term of three years with respect to the 10,000,000 shares of Common Stock held by the Trusts that are subject to the option to purchase and for a term of six months with respect to the 5,838,444 shares of Common Stock held by the Trusts that are not subject to the option to purchase. The irrevocable proxy relating to the 15,838,444 shares has expired as well as the option granted to Altos to acquire 10,000,000 shares. Additionally, Altos and Mr. Nielson earned a fee for services rendered, compensation as an executive of the Company and reimbursement of expenses, which was paid in full upon the issuance of 30,085,033 shares in July 2006 and in accordance with the terms of the Merger Agreement between the Company and Robotic Workspace Technologies, Inc., which was effective August 25, 2004.

(2). Includes 2,919,224 shares owned by the Susan M. McNear Revocable Trust and 3,900,000 shares issued in July 2006 in accordance with the terms of the Merger Agreement between the Company and Robotic Workspace Technologies, Inc., which was effective August 25, 2004, for services rendered.

(3). Includes 2,919,224 shares owned by the Margaret L. Conklin Revocable Trust and 3,900,000 shares issued in July 2006 in accordance with the terms of the Merger Agreement between the Company and Robotic Workspace Technologies, Inc., which was effective August 25, 2004, for services rendered.

(4). Includes 12,000,000 shares owned by Stratex Solutions, LLC, through which Mr. Gartlan provided consulting services to the Company from December 15, 2004 through June 14, 2005.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth the names and ages of our executive officers and key employees, if any, who are not also directors.

Name	Age	Position

Eugene V. Gartlan	62	Chief Financial Officer

Sheri Aws	45	Vice President and Secretary

Executive Officers

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers (other than those executive officers who are also directors):

EUGENE V. GARTLAN was appointed Chief Financial Officer of the Company in June 2005. Mr. Gartlan served as a consultant to the Company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC. ("Stratex"), a business consulting firm. Stratex earned 12,000,000 shares of the Company's common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Mr. Gartlan served as the President of Stratex since June 2003. Stratex's compensation was based on a monthly salary of $10,000, payable in cash or common stock of the Company at the option of the Company. The price per share used to determine the number of shares earned if stock was paid was $.005 per share, the stock price on the date the Company and Stratex entered into the consulting agreement. No cash salary has been paid to Stratex. From June 2000 through June 2003 Mr. Gartlan was a self employed business consultant doing business under the name CFO Strategies and E. V. Gartlan. From June 2000 to June 2003, Mr. Gartlan was also an independent contractor with Whitestone Communications, Inc. serving in the capacity as a Managing Director of this investment banking firm specializing in mergers and acquisitions in the publishing industry. Mr. Gartlan's prior experience include positions as Chief Financial Officer of The Thomson Corporation's Information Publishing Group, Chief Financial Officer with Moody's Investors Service, Chief Financial Officer with International Data Group as well as several top financial management positions with The Dun & Bradstreet Corporation. Mr. Gartlan worked with Price Waterhouse earlier in his career and is a CPA in New York.

SHERI AWS was appointed Secretary of the Company on September 14, 2004. Ms. Aws has served as Vice President of Administration of RWT, the Company's wholly owned subsidiary, since February 2004. Prior to that, Ms. Aws served as Executive Administrator, General Mortgage Corporation of America, from August 24, 2003 to February 2004; Director of Just for Kids, an after school and summer camp program for children, from December 2002 to August 2003; Assistant to the Chief Executive Officer of RWT from December 2002 through February 2004; and Administrative Assistant to Vice President of Marketing and Sales and Manager of Proposals and Contracts Administration for RWT.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

As of the date of this Proxy Statement, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony or any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

We do not have a standing Audit Committee, a Compensation Committee, or a Nominations and Governance Committee. Our Board performs the functions of the aforementioned committees.

The Board and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board performs annual self-evaluations. We have adopted a comprehensive Code of Ethics for all directors, officers and employees. The Code of Ethics was filed with the Securities and Exchange Commission as part of the Company’s report on Form 10-KSB for the fiscal year ended December 31, 2004.

During 2005, the Board of Directors met and/or executed unanimous written consents of the Board of Directors twelve times. While we do not have a formal policy requiring members of the Board to attend the Special Meeting of Stockholders, we strongly encourage all directors to attend.

DIRECTOR COMPENSATION

The Company has not paid and does not presently propose to pay cash compensation to any director for acting in such capacity. However, the Company will give the directors a grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses for attending meetings. In December 2004 and in March 2006, the Company awarded each director 5,000,000 options in each year for services as a director, each with an exercise price of $.01 per share and a term of ten years. In addition, Mr. Weisel received 15,000,000 options in April 2005 for services as Chief Executive Officer of the Company. Originally these options had an exercise price of $.017 per share but were modified in March 2006 to have an exercise price of $.01 per share. These options have a term of ten years and expire in April 2015.

EXECUTIVE COMPENSATION AND RELATED MATTERS

The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer at December 31, 2005.

Summary Compensation Table

					Restricted
Name & Position	Year	Salary	Bonus	Other	Stock	Options	LTIP	All Other

Walter K. Weisel	2005	$150,000	0.000	0	0	20,000,000	0	$69,100 (1)
Chairman and CEO (1) (3)	2004	$150,000	0.000	0	0	5,000,000	0	0
	2003	$150,000	0.000	0	0	0	0	0

Martin Nielson	2005	$0	0.000	0	0	0	0	(2)
Chairman and CEO (1) (2) (3)	2004	$100,000	0.000	0	0	5,000,000	0	(2)
	2003	$116,667	0.000	0	0	0	0	0

Eugene V. Gartlan	2005	$0	0.000	0	12,000,000	18,000,000	0	$12,000 (4)
Chief Financial Officer

(1) Walter K. Weisel has served as Chairman and CEO of the Company since August 25, 2004, the date the merger between the Company and RWT closed. Martin Nielson served as Chairman and CEO of the Company from the beginning of the year to August 25, 2004. During 2005,Mr. Weisel was reimbursed for expenses incurred over the prior three years in an amount of $69,100.

(2) On April 22, 2003, the Company entered into an Advisory Agreement with AltosBancorp Inc. ("Altos") pursuant to which Altos agreed to act as the Company's exclusive business advisor for a one-year period. Martin Nielson was President of Altos and subsequently became Chairman and Chief Executive Officer of the Company. Altos advised the Company regarding equity and debt financings, strategic planning, mergers and acquisitions, and business developments. In conjunction with the decision to proceed with the RWT acquisition, the agreement with Altos was concluded. Altos did not receive any cash compensation for its services rendered, but in accordance with the terms of the Merger Agreement between the Company and Robotic Workspace Technologies, Inc., which was effective August 25, 2004, Altos and Mr. Nielson were to receive 16,133,333 shares of the Company's common stock (valued at approximately $166,000), of which 10,633,333 shares were earned in 2004 and 5,500,000 shares were earned in 2003. These shares were issued to Altos in July 2006.

(3) During the past three years, Walter K. Weisel has not received any cash   compensation. The amounts earned by Mr. Weisel remain accrued by the Company as of December 31, 2005. Martin Nielson received $80,000 in cash compensation; $50,000 was paid in 2003 and $30,000 was paid in 2004. The balance earned but unpaid remains accrued by the Company as of December 31, 2005. Mr. Nielson received 13,951,700 shares of the Company’s common stock in July 2006 for these services rendered and in accordance with the terms of the Merger Agreement between the Company and Robotic Workspace Technologies, Inc., which was effective August 25, 2004.

(4) Eugene V.. Gartlan did not receive any cash compensation in 2005. Mr. Gartlan served as a consultant to the company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC. ("Stratex"), a business consulting firm. Stratex earned 12,000,000 shares of the Company's common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Additionally, on December 15, 2004 Stratex received 12,121,276 options at an exercise price of $.005 per share with a term of ten years, expiring in December 2014. On June 30, 2005, the Company and Mr. Gartlan entered into an Employment Agreement effective as of June 14, 2005. For all the services to be rendered by Mr. Gartlan from June 14, 2005 through December 14, 2005, Mr. Gartlan shall be granted stock options to purchase 18,000,000 shares of common stock of the Company at the purchase price of $.036 with a term of ten years. After December 14, 2005, Mr. Gartlan shall be paid a salary of fifteen thousand dollars per month, which payment commenced in January 2006. In March 2006 the Company modified the 18,000,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $.036 to $.01. They expire in June 2015. Additionally, the 12,121,276 options that were granted to Stratex Solutions, Inc in December 2004 were modified in March 2006 to vest over three years. They expire in December 2014.

In March 2006 the Company modified the 18,000,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $.036 to $.01. Additionally, Mr. Gartlan has 12,121,276 options that were granted to Stratex Solutions, Inc. in December 2004 with an exercise price of $.005 per share and vest monthly over 5 years. These options were modified in March 2006 to vest over three years. Additionally, Mr. Gartlan received a bonus of 5,625,000 on March 10, 2006 which were valued at $50,000, based on $.009 per share, the closing price of the Company stock on the previous day.

2005 and 2004 Stock Option Plans

On April 12, 2005 the Company adopted a Stock Option Plan authorizing options on 100,000,000 shares On April 15, 2004 the Company adopted a Stock Option Plan authorizing options on 3,150,000 shares. On July 15, 2003 the Company adopted a Stock Option Plan authorizing options on 5,000,000 shares. As of December 31, 2004, options awarded totaled 103,107,400 of which 20,000,000 were awarded to Mr, Weisel and 5,000,000 were awarded to Mr. Nielson and 18,000,000 were awarded to Mr. Gartlan and another 12,121,276 awarded to Stratex Solutions, LLC, a business owned by Mr. Gartlan that provided financial consulting services to the Company prior to Mr. Gartlan's employment date. On April 12, 2006 the Company authorized an increase in the Stock Option Plan from 100,000,000 shares to 150,000,000 shares.

The Stock Option Plans provides for the grant of nonstatutory stock options that are not intended to qualify as "incentive stock options,” options.  The total number of shares of common stock to be reserved for issuance under all plans is 158,150,000 subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change.

The plan is presently administered by the Company's board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between the Company and the optionee.

Options may be granted to employees (including officers) and directors and certain consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

Options Grants in Last Fiscal Year

The following table sets forth information with respect to grants of options to purchase our common stock under our 2005 and 2004 Stock Option Plans to the named executive officers during the fiscal year ended December 31, 2005.

Options in Year Ended December 31, 2005
Individual Grants

Name	Number of Shares Underlying Options		% of Total Options Granted to Employees	Exercise Price	Market Price	Expiration Date
Walter K. Weisel	15,000,000		30.8%	$.017	$.017	4/11/2015
Martin Nielson	0		0	--	--	--
Eugene V. Gartlan	18,000,000	(1)	37.0%	$.036 (1)	$.035	6/21/2015

(1) Mr. Gartlan was employed as the Company’s Chief Financial Officer effective June 14, 2005. He did not receive any cash compensation, including salary or bonus in 2005. These 18,000,000 options granted were in lieu of a cash salary. In March 2006 the Company modified the 18,000,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $.036 to $.01. The term remains ten years with expiration in June 2015.

Equity Compensation Plan Information

The following table set forth the information as of December 31, 2005 with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	103,107,400	$0.016	5,042,600

Total	103,107,400	$0.016	5,042,600

On April 12, 2005 the Company adopted a Stock Option Plan authorizing options on 100,000,000 shares. On July 15, 2003 the Company adopted a Stock Option Plan authorizing options on 5,000,000 shares. On October 29, 2003 the Company authorized options on 10,900,000 shares to be issued to senior management. On April 15, 2004 the Company adopted a Stock Option Plan authorizing options on 3,150,000 shares. Under all of these plans, the Company issued options for 1,000,000 shares. During 2004 the Company authorized 33,962,655 options to be awarded to directors, an employee and an independent contractor. During 2005, the Company awarded a net amount of options totaling 54,719,259 to employees and an independent contractor.  And on April 12, 2006 the Company authorized an increase in the Stock Option Plan for an additional 50,000,000 shares, bring the total options authorized to 150,000,000 shares..

The Company is planning to file an S-8 registration statement in September 2006 for the Company's stock option plan. Options granted through December 31, 2005 to be included are 71,500,000 shares to directors and management, 13,000,000 shares for employees and 12,121,276 shares to Stratex Solutions, LLC, a consulting firm that provided financial and accounting support services to the Company. Additionally, options were granted for another 20,000,000 shares in March 2006 to directors and another 5,500,000 to employees.

Robotic Workspace Technologies, Inc. had a stock option plan in effect at the time of the merger with the Company, under which plan there were options granted for the equivalent of 15,266,865 shares of the Company, after adjusting for the ratio of stock exchange in the merger agreement, which will also be included in the S-8 filing. There are no remaining shares to be granted under that plan.

Employment Agreement

Currently there are employment agreements with three executives, Walter Weisel, Chairman, CEO, Eugene V. Gartlan, CFO and Sheri Aws, Vice President and Secretary.

Mr. Weisel's employment agreement is dated July 19, 2000. Mr. Weisel's salary is $150,000 per annum plus a bonus at the discretion of the Board of Directors. The agreement stipulates that Mr. Weisel's salary will be increased to $200,000 and $250,000 when certain sales and profit objectives are met. The agreement is for a term of three years and automatically renews for successive one-year periods unless terminated by either party upon not less than sixty days prior to the renewal date. Mr. Weisel has agreed not to compete with the Company or solicit its customers or employees for a period of two years following the termination of his employment. The agreement also requires the Company to pay Mr. Weisel all accrued compensation, which amounted to $487,500 as of December 31, 2005, upon receipt of additional capital of no less than $3,000,000.

On June 30, 2005, the Company and Mr. Gartlan entered into an Employment Agreement effective as of June 14, 2005. The term of the employment agreement is five years. The agreement is automatically extended for one year periods unless terminated on not less than thirty days notice by either party prior to any termination date. For all the services to be rendered by Mr. Gartlan from June 14, 2005 through December 14, 2005, Mr. Gartlan shall be granted stock options to purchase 18,000,000 shares of common stock of the Company at the purchase price of $.036. Such options shall be granted under the terms of the Company's Stock Option Plan and shall vest equally over a period of three years, or upon death if sooner. After December 14, 2005, Mr. Gartlan shall be paid a salary of fifteen thousand dollars per month. The Company shall have the option to pay the salary in cash or in shares of common stock of the Company registered on Form S-8. The stock price shall be determined by the market price for the shares on the first business day of the month in which the salary is earned. If the Executive is terminated without cause, all remaining outstanding stock options that have not been exercised by Mr. Gartlan, including stock options to purchase 12,121,276 shares of common stock of the Company awarded by the Board of Directors of the Company to Stratex Solutions, LLC on December 15, 2004, shall immediately vest on the effective date of termination. If there is a change of ownership of the Company or any of its subsidiaries, all remaining outstanding stock options, including the Stratex Solutions options, that have not been exercised by Mr. Gartlan, shall immediately vest on the day immediately preceding the effective date of the change of ownership. Stratex Solutions is owned by Mr. Gartlan.

If employment is terminated by the Company without cause, Mr. Gartlan shall receive a payment equal to twenty four months of salary paid prior to the effective date of termination. The Company has the option to make this payment either in cash or in the common stock of the Company based on the per share market price of common stock at the time of termination. If during Mr. Gartlan's employment, the Company enters into an agreement which effectively will result in a change of control of the ownership of either the Company or Robotic Workspace Technologies, Inc. ("RWT"), the Company's wholly-owned subsidiary, or if the Company enters into an agreement which effectively will result in a change of ownership of the assets of the Company or RWT, Mr. Gartlan shall receive a payment equal to twenty four months of the salary paid prior to the effective date of the change of control. The Company shall make such payment in the common stock of the Company based on a price per share of $.005 if the effective date of the change of control is December 14, 2005 or sooner; thereafter the price per share shall be the market price of common stock at the time of the change in control. Regarding the change of ownership of the assets of the Company or RWT, such change of ownership shall be deemed to have occurred if the rights to use the software of Robotic Workspace Technologies, Inc., is granted or sold in settlement of claims made by the Company or RWT of trade secret violations or patent infringements, and such rights to use the software results in a settlement payment to the Company or RWT in a single payment or multiple payments, other than a long term licensing agreement typical of software licensing agreements.

In March 2006 the Company modified the 18,000,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $.036 to $.01. Additionally, Mr. Gartlan has 12,121,276 options that were granted to Stratex Solutions, Inc in December 2004 with an exercise price of $.005 per share and vest monthly over 5 years. These options were modified in March 2006 to vest over three years. Additionally, Mr. Gartlan received a bonus of 5,625,000 on March 10, 2006 which were valued at $50,000, based on $.009 per share, the closing price of the Company stock on the previous day.

Ms. Aws is employed as Vice President of Administration by RWT under an Employment Agreement dated February 24, 2004. Ms. Aws compensation is $60,000 per annum plus a bonus in the discretion of RWT. The agreement is for a term of one year, and automatically renews for successive one-year periods unless terminated by either party upon not less than thirty days notice prior to the renewal date. Ms Aws has agreed not to compete with RWT or solicit its customers or employees for a period of one year following the termination of her employment. Ms. Aws is also employed as Corporate Secretary of the Company for no additional compensation.

Certain Relationships and Related Transactions

On July 22, 2005 the Company borrowed $30,000 from a beneficial shareholder, Rick Wynns, and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock of the Company at $.015 per share. The due date of the note has been extended to December 31, 2006. To date there have been no conversions.

During September through December 2005, the Company also entered into short-term debt obligations other than in the ordinary course of business. All of the short-term debt bears interest at the rate of 10% per annum. The following table sets forth the names of the lenders, the amount of the loans, the dates of the loans and the due date of the loans:

Lender	Amount of Loan	Date of Loan	Due Date
Eugene Gartlan	$40,000	September 19, 2005	October 19, 2005
Jerry Horne	$50,000	September 22, 2005	October 22, 2005
Eugene Gartlan	$5,000	October 5, 2005	January 5, 2006
Rick Wynns	$30,000	October 3, 2005	November 3, 2005
Rick Wynns	$30,000	October 14, 2005	February 14, 2006
Gary McNear	$1,000	November 22, 2005	February 22, 2006
Jerry Horne	$50,000	November 28, 2005	December 28, 2005

All of the lenders are shareholders of the Company. Mr. Gartlan is also the Chief Financial Officer of the Company. Mr. McNear is a Director of the Company. All lenders have agreed to repayment terms that extend the due date to December 31, 2006. As of the date hereof, an aggregate of $85,000 of these loans have been repaid.

On June 23, 2004, the Company entered into and simultaneously closed an Agreement with Encompass Group Affiliates, Inc. (Encompass"), pursuant to which the Company granted to Encompass an exclusive, worldwide, royalty free and fully paid up perpetual and irrevocable licenses to use the customer list associated with its computer and systems related products business and its related websites; this business was subsequently closed down. Additionally, the Company assigned to Encompass the Company's rights to enter into acquisitions with three companies. In consideration for this transaction, Encompass assumed all of the Company's obligations under certain Convertible Debentures (the "Convertible Debentures") in the aggregate principal amount of $503,300. The holders of the Convertible Debentures released the Company from all claims arising under the Convertible Debentures.

In January 2003, Craig W. Conklin, our President, and Gary F. McNear, our Chief Executive Officer, entered into a consulting agreement with the Company's subsidiary relating to the negotiation of a reduced loan amount due SunTrust Bank. Pursuant to the consulting agreement, the subsidiary agreed to pay each of Messrs. Conklin and McNear six percent of the discounted amount of the loan due SunTrust Bank. In consideration for six percent of the discounted amount, Messrs. Conklin and McNear agreed to forego any compensation due them for the past two years and each received. In connection with the SunTrust settlement, the Company issued common stock valued at $225,772 to each individual, Mr. Conklin and Mr. McNear.

On August 18, 2004 the Company entered into an agreement with Aegis Funds, Inc (AFI) to sell all of the issued and outstanding capital stock of its subsidiary Hy Tech Computer Systems (HTCS) to AFI. The sale of HTCS to AFI closed on August 25, 2004. At the closing date, for and in consideration for the transfer to AFI of the HTCS Capital Stock, AFI became the record and beneficial owner of the HTCS Capital Stock, the Company transferred as directed by AFI and for the benefit of HTCS the sum of fifteen thousand dollars ($15,000) in good funds, and the judgment of Sun Trust Bank against HTCS was transferred to AFI free of all claims and liens. AFI is controlled by Gary McNear and Craig Conklin, who are directors of the Company. The transaction was approved by the member of the board of directors who had no interest in the transaction.

On July 22, 2002, the Company entered into a revolving line of credit of $225,000 with Fifth Third Bank, Florida, secured by the assets of the Company. The annual interest rate on unpaid principal is the prime rate plus 2%, due in monthly installments. Principal and interest were due on July 22, 2003. In November 2004, a principal shareholder, Jerry E. Horne, loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The loan has the same terms as the Fifth Third Bank line of credit, except that it remains unsecured until such time as the Fifth Third Bank line of credit is fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

On August 25, 2004 the Company issued 280,000,000 shares of common stock for 100% of the outstanding stock of Robotic Workspace Technology, Inc ("RWT"). For financial reporting purposes this transaction was treated as an acquisition of Innova and a recapitalization of RWT using the purchase method of accounting. As part of this transaction, Walter K. Weisel received 53,172,765 shares of the Company and Jerry E. Horne received 74,329,227 shares of the Company.

We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2005. All of these filing requirements were satisfied by our directors, officers and 10% holders. In making these statements, we have relied on the written representations of our directors, officers and our 10% holders and copies of the reports that they have filed with the Commission.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Certificate of Incorporation, the holders of our common stock may elect our 5 directors. All nominees have advised us that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by our Board of Directors.

Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

The Board of Directors Recommends a Vote "FOR" the Election of the Nominees Listed Below.

The following table sets forth the names and ages of the nominees of our Board of Directors.

Name	Age	Position

Walter K. Weisel (1)	66	Chairman, Chief Executive Officer and Director

Martin Nielson (1)	54	Previously Chief Executive Officer and Chairman of the Board of Directors; Director

Gary F. McNear (2)	61	Director; Previously C F O, Vice President, and Secretary

Craig W. Conklin (2)	56	Director; Previously Chief Operating Officer and Vice President

Rick Wynns* (3)	59	Director

*On July 12, 2006, our Board of Directors appointed Rick Wynns to our Board of Directors in accordance with our Certificate of Incorporation and By-laws.

(1) To serve until our 2009 Annual Meeting of Stockholders.
(2) To serve until our 2008 Annual Meeting of Stockholders.
(3) To serve until our 2007 Annual Meeting of Stockholders.

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors are as follows:

WALTER K. WEISEL became the Company's Chairman and Chief Executive Officer on August 25, 2004, the date the merger closed between the Company and RWT. With over thirty year’s experience, Mr. Weisel is recognized as a pioneer and leader in the robotics industry. An original founding member of the Robotic Industries Association (RIA), the U.S. robot manufacturers' trade association, Mr. Weisel served three terms as President. He served on the RIA Board of Directors and Executive Committee and, as a spokesperson for the industry, served as an advisor to members of the U.S. Trade Commission and the U.S. Department of Commerce. Mr. Weisel was a founding member of Robotics International (RI), a member society dedicated to the advancement of robotic technology. During his term as President the membership grew to over 16,000 members. In 1992 Mr. Weisel was awarded the Joseph F. Engelberger Award, which recognizes the most significant contribution to the advancement of robotics and automation in the service of mankind. Each year nominations are received from 26 nations worldwide. This award has been presented since 1977.

Mr. Weisel has a long record of advancing technology and growing companies that develop and commercialize technology. Mr. Weisel served 13 years with Prab Robots, Inc. as Chief Executive Officer, President, and Chief Operating Officer. During his tenure, Prab Robots, Inc. was transformed into an international organization and leader in the fields of industrial robots and automation. While under his direction, Prab Robots, Inc. was taken public in an Initial Public Offering and Unimation, Inc. and several other companies in the U.S. and Europe were acquired. By 1990, Prab Robots, Inc. was responsible for the largest installed base of robots in North America and had developed a very successful robot retrofit business with customers such as General Motors, Ford, and Chrysler. Mr. Weisel has served as Chairman and Chief Executive Officer of RWT since its incorporation in 1994, and continues to serve in that capacity.

MARTIN NIELSON was the Company's Chief Executive Officer and Chairman of the Board of Directors since May 2003. He resigned effective June 1, 2004. Mr. Nielson is a principal of Altos Bancorp, Inc., serving as its Chairman and Chief Executive Officer since November 2002. He has also served as Chief Executive Officer and director of Inclusion Inc. since September, 2000. Mr. Nielson and Altos were instrumental in assisting the Company in the negotiations that led to the Company's settlement of its litigation with SunTrust Bank and in securing the financing that funded that settlement. Mr. Nielson will continue as a director of the Company. Mr. Nielson is a senior executive with extensive experience in operations and finance. He has been a business builder for 30 years with such companies as Gap, Businessland, and Corporate Express.

Altos, which is an outgrowth of Nielson's M&A practice during his ten years in London is engaged in providing investment banking and business development services to growth oriented, emerging companies throughout the United States and Europe. Altos was retained by the Company to act as its business advisor, but that contract was concluded to coincide with the acquisition of RWT. Mr. Nielson is also a director of Advanced Communications Technologies, Inc.

GARY F. MCNEAR was the Chief Financial Officer, Vice President and Secretary since May 2003 through August 25, 2004, and a Director since May 2003. From January 2003, through May 2003 he served as Chief Executive Officer and Director of the Company. Mr. McNear has served as the Chief Executive Officer, Chairman of the Board, and Treasurer of Hy-Tech Computer Systems(HTCS) since HTCS's inception in November 1992, and was a founding shareholder. Mr. McNear has also served as Secretary of HTCS since March 2001. HTCS acquired the Company in a reverse acquisition in January 2003. Mr. McNear's duties included banking relationships, cash management, and financial reporting. Mr. McNear's formal education is in Industrial Administration at Iowa State University. Mr. McNear is a former officer and pilot in the U.S. Air Force, and a former airline pilot.

CRAIG W. CONKLIN was the Chief Operating Officer and Vice President since May 2003 through August 25, 2004, and a Director since May 2003. From January 2003 through May 2003, he served as President and Director of the Company. Mr. Conklin has served as President and Director of HTCS since HTCS's inception in November 1992, and was a founding shareholder. HTCS acquired the Company in a reverse acquisition in January 2003. Mr. Conklin's duties included marketing and operations of the Company. Mr. Conklin holds a B.S. in engineering from the Dartmouth College, and an MBA from the Amos Tuck School of business. Mr. Conklin was formerly employed by Owens-Corning Fiberglas, Inc. and he successfully operated and sold Golf & Electric Carriages, Inc., a local distributorship for Club Car Golf Carts.

RICK WYNNS is a successful businessman, owning one of the most flourishing State Farm Insurance Agencies in the country for 26 years. Currently his business has over 5,000 households as customers, representing nearly 12,000 accounts, all of this from a customer base of virtually nothing at the start of his insurance career. This was accomplished by excellent sales and marketing skills, both direct and telephone. Mr. Wynns graduated from the University of South Florida with a Bachelor of Science degree.

PROPOSAL 2: REVERSE STOCK SPLIT

The Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval an amendment to our certificate of incorporation to effect a reverse stock split of outstanding shares of common stock at a ratio of either one-for-eight or one-for-ten, as determined at the discretion of the Board of Directors to be in the best interests of the Company and its stockholders. The Board of Directors believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split.

The reverse stock split will be affected by filing an amendment to our certificate of incorporation with the State of Delaware. The certificate of amendment will effect a reverse stock split of the shares by reducing the number of issued and outstanding shares of common stock by the ratio determined by the board of directors to be in the best interests of the Company and its stockholders, but will not change the number of authorized shares of common stock or preferred stock or the par value of the common stock or preferred stock. A copy of the proposed amendment to our certificate of incorporation effecting the 1-for-8 or 1-for-10 reverse stock split is attached at the back of this proxy statement as Exhibit 1.

Reasons for Board Recommendation

If the board of directors otherwise determines that a reverse stock split is in our best interests or in the best interests of our stockholders, we would like the authority to proceed with a reverse stock split without further authorization of our stockholders.

The Board of Directors is recommending that you empower the Board of Directors to effectuate, in the Board of Directors’ discretion, the reverse stock split within the foregoing ratios for the following reasons:

•	Because the Board of Directors believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees and other service providers; and

•	Because the Company requires additional authorized but unissued shares of common stock.

The Board of Directors believes that a higher stock price would help the Company attract and retain employees and other service providers. The Board of Directors believes that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per share price of our common stock, the Board of Directors believes this increase will enhance our ability to attract and retain employees and service providers. Further, in deciding at what ratio to effectuate the reverse stock split, the Board of Directors will consider that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Most investment funds are reluctant to invest in lower priced stocks.

The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, acquisitions of businesses and assets, stock splits and dividends, present and future employee benefit programs and other corporate purposes. In addition, the Board of Directors believes that having additional authorized but unissued shares of common stock through the effectuation of the reverse stock split could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Potential Disadvantages to the Reverse Stock Split

Reduced Market Capitalization. As noted above, the principal purpose of the reverse stock split would be to help maintain the price of our common stock at a higher level. We cannot assure you that the reverse stock split will accomplish this objective. While we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the reverse stock split will increase the market price of our common stock by a multiple equal to the number of pre-split shares in the reverse split ratio determined by the board of directors, which will be either 8 or 10, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the proposed reverse stock split will be maintained for any period of time or that the ratio of post and pre-split shares will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Liquidity. Although the board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the reverse stock split and the anticipated increase in the price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Authorized Shares; Future Financings. Upon effectiveness of such a 1-for-8 or 1-for-10 reverse stock split, the number of authorized shares of common stock that are not issued or outstanding, as of July 7, 2006, would increase from approximately 158,000,000 shares to approximately 807,000,000 and 826,000,000 shares, respectively. As a result, we will have an increased number of authorized but unissued shares of common stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interests of our current stockholders may be diluted.

Effect on Fractional Shares

A reverse stock split would result in some stockholders owning a fractional share of common stock. For example, if a 1-for-10 reverse stock split were to be implemented, the shares owned by a stockholder with 112 shares would be converted into 11.2 shares. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the reverse split an additional full share of its common stock.

Effect of Reverse Stock Split on Options

The number of shares subject to outstanding options to purchase shares of our common stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, a 1-for-10 reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $0.66 per share. On the effectiveness of the 1-for-10 reverse stock split, the number of shares subject to that option would be reduced to 100 shares and the exercise price would be proportionately increased to $6.60 per share.

Effect of Reverse Stock Split on Warrants

The agreements governing the outstanding warrants to purchase shares of our common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, assume that a 1-for-10 reverse stock split is implemented and a warrant holder holds a warrant to purchase 10,000 shares of our common stock at an exercise price of $.75 per share. On the effectiveness of the reverse stock split, the number of shares subject to that warrant would be reduced to 1,000 shares and the exercise price would be proportionately increased to $7.50 per share.

Implementation and Effect of the Reverse Stock Split

If approved by our stockholders at the annual meeting, and if a majority of our board of directors determines that effecting a reverse stock split at either a 1-for-8 or 1-for-10 ratio is in our best interests and the best interests of our stockholders, following such determinations, the board will effect the reverse stock split by directing management to file the certificate of amendment with the Delaware Secretary of State at such time as the board has determined is the appropriate effective time for the reverse stock split. The reverse stock split will become effective at the time specified in the certificate of amendment after the filing of the amendment with the Delaware Secretary of State, which we refer to as the “effective time”. At the effective time, the other amendments approved by our stockholders will be deemed abandoned.

We estimate that, following the reverse stock split, we would have approximately the same number of stockholders and the completion of the reverse stock split would not affect any stockholder's proportionate equity interest in our company. By way of example, a stockholder who owns a number of shares that prior to the reverse stock split represented one-half of a percent of the outstanding shares of the company would continue to own one-half of a percent of our outstanding shares after the reverse stock split. The reverse stock split also will not affect the number of shares of common stock that our board of directors is authorized to issue under our certificate of incorporation, which will remain unchanged at 900,000,000 shares. However, it will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the reverse stock split.

Exchange of Stock Certificates and Payment for Fractional Shares

Exchange of Stock Certificates. Promptly after such an effective time, you would be notified that the reverse stock split has been effected and the applicable ratio. Our stock transfer agent, Continental Stock Transfer & Trust Company, whom we refer to as the “exchange agent”, would implement the exchange of stock certificates representing outstanding shares of common stock. You would be asked to surrender to the exchange agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we would send to you. You would not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the exchange agent. We would not issue scrip or fractional shares, or certificates for fractional shares, in connection with the reverse stock split. Should you be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the relevant reverse split number selected by our board of directors (which will be either eight or ten), you will be entitled, upon surrender to the exchange agent of certificates representing such shares, to receive an additional full share of common stock.

IF THIS REVERSE SPLIT WERE TO BE EFFECTED, PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

Effect of Failure to Exchange Stock Certificates. Upon the filing of the amendment to our certificate of incorporation with the Delaware Secretary of State, each certificate representing shares of our common stock outstanding prior to the that time would, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of our common stock. However, a holder of such unexchanged certificates would not be entitled to receive any dividends or other distributions payable by us after the effective date, until the old certificates have been surrendered. Such dividends and distributions, if any, would be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

No Appraisals Rights

Under the Delaware General Corporation Law and our certificate of incorporation and bylaws, you are not entitled to appraisal rights with respect to the reverse stock split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code, applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of any of the proposed reverse stock splits. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. We urge stockholders to consult their own tax advisors to determine the particular consequences to them.

We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects.

A stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in its old shares of common stock and the holding period of the common stock received after the reverse stock split will include the holding period of the common stock held prior to the reverse stock split exchanged therefore.

We will not recognize any gain or loss as a result of the reverse stock split.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT.

PROPOSAL 3: APPROVAL OF THE 2005 STOCK OPTION PLAN

At the Special Meeting, the Company's stockholders are being asked to approve the 2005 Stock Option Plan (the “2005 Stock Option Plan”). The Board has unanimously approved the 2005 Stock Option Plan and has directed that it be submitted for the approval of the stockholders at the special meeting.

The following description of the 2005 Stock Option Plan is only a summary of the important provisions of the 2005 Stock Option Plan and does not contain all of the terms and conditions of the 2005 Stock Option Plan. A copy of the 2005 Stock Option Plan is attached to this Proxy Statement as Exhibit “2”. The 2005 Stock Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2005 Stock Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The primary purpose of the 2005 Stock Option Plan is to attract and retain the best available personnel for the Company, as well as key non-employees of the Company, in order to promote the success of the Company's business. In the event that the 2005 Stock Option Plan is not adopted, the Company may have considerable difficulty in retaining and attracting qualified personnel and consultants.

SHARE RESERVATION

We will reserve a total 100,000,000 shares of our common stock for issuance under the 2005 Stock Option Plan. If the recipient of an option grant does not purchase the shares subject to the option grant before it expires or terminates, the shares that are not purchased again become available for issuance under the 2005 Stock Option Plan.

ADMINISTRATION

The 2005 Stock Option Plan is administered by the Company's Board of Directors as the Board of Directors may be composed from time to time. The Board determines all questions of interpretation of the 2005 Stock Option Plan, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

ELIGIBILITY

Under the 2005 Stock Option Plan, options may be granted to key employees of the Company or any of its participating subsidiaries, and key non-employees such as a non-employee directors, consultants or independent contractors of the Company or any of its participating subsidiaries, as provided in the 2005 Stock Option Plan (the participant is referred to herein as an “Optionee”).

TERMS OF OPTIONS

The term of each Option or stock award granted under the Plan shall be contained in a stock agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) OPTION PRICE. The purchase price of the common stock subject to each Option shall be determined by the Board of Directors in its sole discretion as of the date of grant of the Option..

(b) NUMBER OF SHARES. The number of shares under each option award should be stated as to which it pertains.

(c) VESTING. The dates on which each Option (or portion thereof) shall be exercisable or shall vest and the conditions precedent to such exercise or vesting, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(d) EXPIRATION. The Board of Directors, in its discretion, shall fix the expiration of each Option, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 2005 Stock Option Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

(e) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option or stock award granted under the Plan shall be subject to execution, attachment or other process.

(f) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the 2005 Stock Option Plan, the number and class shares covered by each outstanding Option and the exercise price or purchase per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Stock resulting from split-up spin-off or consolidation of shares, additional issuance of shares, or any like capital adjustment or the payment of any stock dividend. The total number of shares approved in the 2005 Stock Option Plan would not decrease as a result of the exercising of options.

(g) TERMINATION, MODIFICATION AND AMENDMENT. The 2005 Stock Option Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2005 STOCK OPTION PLAN.

FORM 10-KSB

OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS BEING DELIVERED TO YOU WITH THIS PROXY STATEMENT. IN ADDITION, UPON ORAL OR WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: SECRETARY, INNOVA HOLDINGS, INC., 17105 SAN CARLOS BOULEVARD, SUITE A6151, FORT MYERS, FL 33931, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT WITHIN ONE (1) BUSINESS DAY OF THE COMPANY’S RECIEPT OF SUCH REQUEST. THE ANNUAL REPORT IS INCORPORATED IN THIS PROXY STATEMENT. YOU ARE ENCOURAGED TO REVIEW THE ANNUAL REPORT TOGETHER WITH SUBSEQUENT INFORMATION FILED BY THE COMPANY WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION.

COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer or our non-management directors. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Sheri Aws, Corporate Secretary, Innova Holdings, Inc., 17105 San Carlos Blvd., Suite A6151, Fort Myers Beach, FL 33931. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals that a stockholder desires to have included in our proxy materials for our 2007 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by our Secretary at our principal office no later than *, 2006 [120 days before first anniversary of the date of mailing of this proxy statement]. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. Our By-laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of our stockholders. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Secretary not more than 180 days prior to the anniversary of the preceding year's annual meeting. With respect to stockholder proposals, the stockholder's notice to our Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in our By-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to our Secretary must contain certain information set forth in our By-laws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in our proxy materials for our 2006 Special Meeting of Stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to Innova Holdings, Inc., 17105 San Carlos Blvd., Suite A6151, Fort Myers Beach, FL 33931 Attn: Secretary.

OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING

We know of no other matters to be presented at the Special Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

SOLICITATION OF PROXIES

The expense of this solicitation of proxies will be borne by us. Solicitations will be made only by use of the mail except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.

BY ORDER OF THE BOARD OF DIRECTORS

WALTER K. WEISEL
Chairman of the Board of Directors

Exhibit 1

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
INNOVA HOLDINGS, INC.

The undersigned, being the Chief Executive Officer and Secretary of INNOVA HOLDINGS, INC., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by inserting the following paragraph to the end of Article FOURTH:

“Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment with the Delaware Secretary of State, every [eight/ten] outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation, as amended. No fractional share shall be issued in connection with the foregoing combination. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.”

2. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Walter K. Weisel, its Chief Executive Officer, and Sheri Aws, its Secretary, this __th day of _______________________, 2006.

INNOVA HOLDINGS, INC.

By: __________________________________
  Walter K. Weisel, Chief Executive Officer

By: __________________________________
Sheri Aws, Secretary

Exhibit 2

INNOVA HOLDINGS, INC.
STOCK OPTION PLAN

I. PURPOSE AND DEFINITIONS

A. PURPOSE OF THE PLAN

The   The Plan is intended to encourage ownership of Shares by Key Employees and Key Non-Employees in order to attract and retain such Key Employees in the employ of the Company or an Affiliate, or to attract such Key Non-Employees to provide services to the Company or an Affiliate, and to provide additional incentive for such persons to promote the success of the Company or an Affiliate.

B. DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

1.	Affiliate means a corporation which is a parent or subsidiary of the Company, direct or indirect.

2.	Board means the Board of Directors of the Company.

3.
Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a "non-employee director," within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Option pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee unless the Board determines that the grant of such an Option satisfies the then current Rule 16b-3 requirements under the Exchange Act. Notwithstanding anything herein to the contrary, and insofar as it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an "outside director" (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

4.
Company means Innova Holdings, Inc. a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

5.	Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

6.	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

7.
Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an Affiliate), designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan.

8.
Key Non-Employee means a non-employee director, consultant, or independent contractor of the Company or of an Affiliate who is designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan.

9.	Option means a right or option granted under the Plan all of which shall be nonstatutory options which are not intended to be Incentive Options.

10.	Option Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

11.	Participant means a Key Employee to whom one or more Options are granted under the Plan, and a Key Non-Employee to whom one or more Options are granted under the Plan.

12.	Plan means this Stock Option Plan, as amended from time to time.

13.
Shares means the following shares of the capital stock of the Company as to which Options have been or may be granted under the Plan: treasury shares or authorized but unissued Common Stock, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article VI of the Plan:

II. SHARES SUBJECT TO THE PLAN

The aggregate number of Shares as to which Options may be granted from time to time shall be One Hundred Million (100,000,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VI hereof).

If an Option ceases to be "outstanding," in whole or in part, the Shares which were subject to such Option, if the Option was not exercised, shall be available for the granting of other Options. Any Option shall be treated as "outstanding" until such Option is exercised in full, terminates or expires under the provisions of the Plan or Option Agreement, or is canceled by agreement of the Company and the Participant.

Subject to the provisions of Article VI, the aggregate number of Shares as to which Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Board of Directors of the Company.

III. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Subject to the provisions of the Plan, the Committee is authorized to:

A.	interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

B.	determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees shall be granted Options;

C.	determine the Key Non-Employees to whom Options shall be granted;

D.	determine the number of Shares for which an Option or Options shall be granted;

E.	provide for the acceleration of the right to exercise an Option (or portion thereof); and

F.	specify the terms and conditions upon which Options may be granted.
All determinations of the Committee shall be reduced to writing and signed by or on behalf of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

IV. ELIGIBILITY FOR PARTICIPATION

The Committee may at any time and from time to time grant one or more Options to one or more Key Employees or Key Non-Employees and may designate the number of Shares to be subject to each Option so granted.

Notwithstanding the foregoing, if the Company is or becomes subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option, unless the Board determines that the grant of the Option satisfies the then current Rule 16b-3 requirements under the Exchange Act. If the Company is not subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option under the Plan unless the granting of such Option shall be approved by the Committee.

Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Option to a person not then in the employ of or serving as a director, consultant, or independent contractor of the Company or of an Affiliate, conditioned upon such person becoming eligible to become a Participant at or prior to the execution of the Option Agreement evidencing the actual grant of such Option.

V. TERMS AND CONDITIONS OF OPTIONS

Each Option shall be set forth in an Option Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. No Option shall be granted and no purported grant of any Option shall be effective until such Option Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Option Agreement shall be subject to at least the following terms and conditions:

A. OPTION PRICE

The exercise price of the Shares covered by each Option granted under the Plan shall be determined by the Committee. The Option price per share shall be such amount as may be determined by the Committee in its sole discretion on the date of the grant of the Option.

B. NUMBER OF SHARES

Each Option shall state the number of Shares to which it pertains.

C. TERM OF OPTION

Each Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Option Agreement may provide, and shall be subject to earlier termination as herein provided.

D. DATE OF EXERCISE

Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article V, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, or upon the attainment of stated goals.

E. MEDIUM OF PAYMENT

The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Paragraph I. It shall be paid in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article III of the Plan, or in the particular Option Agreement, provide.

F. TERMINATION OF EMPLOYMENT

1.
A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable on the date of such termination within the originally prescribed term of the Option, and subject to the condition that no Option shall be exercisable after the expiration of the term of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate.

2.
A Participant who ceases to be an employee or Key Non-Employee for cause shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, cause shall be deemed to include (but shall not be limited to) wrongful appropriation of funds of the Company or an Affiliate, divulging confidential information about the Company or an Affiliate to the public, the commission of a gross misdemeanor or felony, or the performance of any similar action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

3.
A Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined at Paragraph A (6) of Article I hereof), or who is on leave of absence for any purpose permitted by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his employment or relationship with the Company or with an Affiliate, except as the Committee may otherwise expressly provide or determine.

G. EXERCISE OF OPTION AND ISSUE OF STOCK

Options shall be exercised by giving written notice to the Company. Such written notice shall: (l) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised, (3) contain the warranty required by paragraph M of this Article V, and (4) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article VI or otherwise), the Company shall accept payment for the Option Shares and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid non-assessable Shares. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

H. RIGHTS AS A STOCKHOLDER

No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been issued to or registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

I. ASSIGNABILITY AND TRANSFERABILITY OF OPTION

Unless otherwise permitted by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

J. OTHER PROVISIONS

The Option Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, the right to receive cash in an amount equal to the difference between the purchase price and the fair market value on the date of the deemed exercises, as the Committee shall deem advisable.

K. PURCHASE FOR INVESTMENT

Unless the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. In accordance with the direction of the Committee, the persons who exercise such Option shall warrant to the Company that, at the time of such exercise, such persons are acquiring their Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgments and affirmations, if any, as the Committee may require. In such event, the persons acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise.

"The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

VI. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; SALE OF COMPANY SHARES

In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, appropriate adjustments to prevent dilution or enlargement of the rights granted to, or available for, Participants shall be made in the manner and kind of shares for the purchase of which Options may be granted under the Plan, and, in addition, appropriate adjustment shall be made in the number and kind of Shares and in the Option price per share subject to outstanding Options.

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Option in the event of a tender offer for the Company's Shares, the adoption of a plan of merger or consolidation under which all the Shares of the Company would be eliminated, or a sale of substantially all of the Company's assets. Alternatively, the Company may, in its sole discretion, cancel any or all Options upon any of the foregoing events and provide for the payment to Participants in cash of an amount equal to the difference between the Option price and the price of a Share, as determined in good faith by the Committee, at the close of business on the date of such event, multiplied by the number of Shares subject to Option so canceled. The preceding two sentences of this Article VI notwithstanding, the Company shall be required to accelerate the timing of the exercise provisions of any Option if (i) any such business combination is to be accounted for as a pooling-of-interests under APB Opinion 16 and (ii) the timing of such acceleration does not prevent such pooling-of-interests treatment.

Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

VII. DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VI is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Options have not otherwise terminated and expired, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase shares thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

VIII. TERMINATION OF THE PLAN

The Plan shall terminate (10) years from the date of its adoption. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Options granted or Option Agreements executed prior to the effective date of such termination. Except as may otherwise be provided for under Articles VI and VII, and notwithstanding the termination of the Plan, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (i) the date set forth in the Option Agreement, or (ii) ten (10) years from the date the Option is granted, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

IX. AMENDMENT OF THE PLAN

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, that if an amendment requires the approval of the stockholders of the Company in accordance with the then Rule 16b-3 requirements of the Exchange Act, such amendment shall be subject to approval of the stockholders within the requisite time period of such Act.

X. EMPLOYMENT RELATIONSHIP

Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate.

XI. INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XII. MITIGATION OF EXCISE TAX

If any payment or right accruing to a Participant under this Plan (without the application of this Article XII), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XIII. SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and (ii) with respect to executive officers, Code Section 162(m). In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 162(m)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 162(m)) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, no grant of an Option to purchase Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of the grant of such Option, unless the Board determines that the grant of such Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements.

XIV. WITHHOLDING

Except as otherwise provided by the Committee,

A.
The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

B.
In the case of any taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

XV. EFFECTIVE DATE

This Plan shall become effective upon adoption by the Board.

XVI. GOVERNING LAW

This Plan shall be governed by the laws of the State of Florida and construed in accordance therewith.

Adopted as of this 12th day of April, 2005.

SPECIAL MEETING OF STOCKHOLDERS OF

[logo to come]

Innova Holdings, Inc.

September 15, 2006

-- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

INNOVA HOLDINGS, INC.

The undersigned appoints Walter K. Weisel and Sheri Aws, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of Innova Holdings, Inc., held of record by the undersigned at the close of business on July 20, 2006, at the Special Meeting of Stockholders to be held at 10:00 a.m. on September 15, 2006, at *, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

(Continued, and to be marked, dated and signed, on the other side)

-- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.	ELECTION OF DIRECTORS:	FOR	WITHHOLD AUTHORITY
(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)		☐	☐
Nominees are: Walter K. Weisel, Martin Nielson, Gary F. McNear, Craig W. Conklin and Rick Wynns

2.
PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK AT A RATIO OF EITHER ONE-FOR-EIGHT OR ONE-FOR-TEN, AS DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY WITHOUT FURTHER APPROVAL FROM STOCKHOLDERS.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	PROPOSAL TO APPROVE OF THE COMPANY’S 2005 STOCK OPTION PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, the proxies are authorized to vote on such other business as may property come before the meeting	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature: ________________	Signature: ________________	Date: ___________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.